EXHIBIT 4.19
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                      SECOND NOTE MODIFICATION AGREEMENT
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      THIS SECOND NOTE MODIFICATION AGREEMENT (this "Agreement") is entered into as of the 31st day of December 2000, by and between Amfac/JMB Hawaii, L.L.C., a Hawaii limited liability company ("AHI") and NB Realty Holdings-VI, Inc., an Illinois corporation ("NB").


                             W I T N E S S E T H :

      WHEREAS, NB is successor-in-interest to Tobishima Pacific, Inc. ("Tobishima"), with respect to a certain Purchase Money Promissory Note Secured By Mortgage, dated as of September 30, 1998 (the "Note"), in the original principal amount of $9,600,000, made by APIC, not personally, but as trustee on behalf of AHI, pursuant to a certain Declaration of Trust, dated as of August 24, 2000, but effective September 30, 1998 (the "Trust"), which Note was secured by that certain Mortgage, Security Agreement and Financing Statement, made by APIC of even date therewith (as amended, the "Mortgage") encumbering certain real property described therein (all such encumbered property being referred to herein for convenience as "Lots 2, 3 and 4"), which Note and Mortgage were assigned by Tobishima to 900 Investment Management, L.P. ("900"), by Assignment of Loan Documents, dated September 29, 2000 (but effective October 2, 2000), and then immediately reassigned by 900 to NB, by Assignment of Loan Documents, dated September 29, 2000 (but effective October 2, 2000); and,

      WHEREAS, NB and APIC (as trustee as aforesaid) have entered into a certain Note Modification Agreement, dated as of October 2, 2000 (the "First Tobishima Modification"), whereby NB agreed to defer any principal due and not paid under the Note until November 30, 2000, and though such First Tobishima Modification has expired, no further payments on the Note have been made and it has continued to accrue interest; and,

      WHEREAS, NB and APIC (as trustee as aforesaid) have also entered into a certain Amendment of Purchase Money Mortgage, Security Agreement and Financing Statement, dated as of November 2, 2000, which corrected the legal descriptions of Lots 2, 3 and 4; and,

      WHEREAS, APIC has transferred its 50% undivided interest in Lots 2, 3 and 4 to Kaanapali Development Corp. ("KDC"), as a contribution to its capital (the "KDC Transfers"); and,

      WHEREAS, APIC has also distributed and conveyed to AHI the other 50% undivided interest in Lots 2, 3 and 4 (the "AHI Transfers") as a distribution from the Trust to its sole beneficiary, and NB has agreed to look solely to AHI for satisfaction of all of APIC's obligations under the Note and the Mortgage and AHI has assumed all of APIC's obligations with respect to same; and,

      WHEREAS, as of the date hereof, the remaining principal balance of the Note is $5,460,000, and the outstanding accrued interest thereon is $239,744.78; and,

      WHEREAS, in connection with certain other accommodations made or to be made by NB and its affiliated and related companies to AHI and its affiliates, NB is willing to grant certain relief to AHI under the Note and modify it in certain respects and AHI desires that NB provide such relief, and KDC and APIC shall join herein solely to agree to cooperate with NB in the consummation of the transactions contemplated herein.





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


      NOW THEREFORE, in consideration of the modifications to the Note set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, AHI and NB agree to modify and amend the Note as follows:

      1. Principal and interest under the Note shall hereafter be payable at 900 North Michigan Avenue, Chicago, Illinois 60611, or at such other location as Holder may designate to Maker in writing. The principal and interest shall be payable by wire transfer in immediately available funds in lawful money of the United States as follows:

                  Bank of America NT&SA
                  Chicago, Illinois
                  ABA 071000039
                  Acct. #7366801043
                  For the Account of: NB Realty Holdings-VI, Inc.
                  Notify: Ron D. Godsey

      2. Principal shall be payable ON DEMAND; provided, however, that even if no prior demand has been made, principal shall be payable in installments, as follows:

                  September 30, 2002 -- $2,730,000.00
                  September 30, 2003 -- $2,730,000.00

      3. Interest on the outstanding principal balance shall continue to accrue and be payable on March 31, 2001, and thereafter on the last day of each calendar quarter in arrears until the entire indebtedness evidenced hereby is fully paid, except that the remaining indebtedness evidenced hereby, if not sooner paid, shall be due and payable on September 30, 2003.

      4. Except as set forth in this Agreement, all the terms and provisions of the Note shall continue in full force and effect. The Note, as amended hereby, shall from and after the date hereof inure to the benefit of Holder and its successors and assigns.

      5. Upon the request of any party, each other relevant party shall execute and deliver such further instruments or documents and take such further acts as may be reasonably necessary to carry out and give effect to the provisions of this Agreement. KDC and APIC join in this Agreement for the sole purpose of agreeing to execute and deliver such further instruments or documents and take such further acts as may be reasonably necessary to reflect the KDC Transfers and AHI Transfers (as they pertain to Lots 2, 3 and 4) and evidence of record that AHI is the successor-in-interest to APIC under the Note and Mortgage and has assumed all of APIC's duties and obligations thereunder. NB agrees to execute and deliver such further instruments or documents and take such further acts as may be reasonably necessary to evidence the release of APIC and KDC from any obligations or further liability under the Note and the Mortgage, except insofar as necessary for NB to exercise its rights and remedies under the Mortgage against Lots 2, 3 and 4.

      6. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed to as such terms in the Note. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Captions and headings are for descriptive purposes only and shall not control or alter the meaning of this Agreement as set forth in the text.











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


      IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement as of the date first above written.


                               AMFAC/JMB HAWAII, L.L.C.,
                               a Hawaii limited liability company



                               By:
                                     ------------------------------
                               Its:
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                               NB REALTY HOLDINGS-VI, INC.,
                               an Illinois corporation,


                               By:
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                               Its:
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Joinder solely for the purpose of Section 5 hereof:

                               AMFAC PROPERTY INVESTMENT CO.,
                               a Hawaii corporation


                               By:
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                               Its:
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                               KAANAPALI DEVELOPMENT CORP.,
                               a Hawaii corporation


                               By:
                                     ------------------------------
                               Its:
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